SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2014

SEARS OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-151300 (Commission File Number)	20-3455830 (IRS Employer ID No.)

1661 Lakeview Circle, Ogden, UT 84403

(Address of principal executive office)

Registrant's telephone number, including area code: 801-399-3632

3625 Cove Point Drive, Salt Lake City, UT 84109

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 25, 2014, we sold an aggregate of $55,000 in convertible promissory notes to Mark A. Scharmann SEP IRA and Garrison Capital, LLC (the “Convertible Notes”). The Convertible Notes have a term of one year and accrued interest at the rate of 12% per annum. The holders of the Convertible Notes, may at their option, convert all or any portion of the outstanding principal balance of, and all accrued interest on the Convertible Notes into shares of the Company’s common stock, par value $0.001 per share, at a conversion rate of $1.00 per share.

We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering.

Item 5.01.

Change in Control of Registrant

On March 25, 2014, Mark A. Scharmann SEP IRA and Garrison Capital, LLC, each acquired 61,553 shares of restricted common stock of Sears Oil and Gas Corporation (the “Company”) from G. Reed Petersen, the Company’s sole officer and director, pursuant to the terms of the Stock Purchase Agreement between the parties. As a result of the aforementioned transactions, the following two shareholders now collectively own 123,106 of the Company’s common stock as set forth below which constitutes 68% of the Company’s 181,005 total shares of common stock issued and outstanding.

Name of Shareholder	Number of Shares	Percent of Class
Mark A. Scharmann SEP IRA	61,553	34.0
Garrison Capital, LLC	61,553	34.0

ITEM 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2014, the Board of Directors of the Company appointed Mark A. Scharmann to serve until the next annual meeting of shareholders and until his successor is duly appointed.

Also on March 25, 2014, Mark A. Scharmann was appointed to serve as the President, Chief Executive Officer and Secretary of the Company.

Following the appointment of the above named director and officer, G. Reed Petersen resigned as an officer and director of the Company.

Mark A. Scharmann – Sole Director, Chief Executive Officer, President and Secretary.

Mr. Scharmann, age 55, has been a private investor and business consultant since 1980. During late 1979 and early 1980, he became involved in the consulting business following his compilation and editing of a publication titled Digest of Stocks Listed on the Intermountain Stock Exchange (Library of Congress Cat. No. 80-82407). In 1981, he compiled and edited an industry directory called the OTC Penny Stock Digest (Library of Congress Cat. No. 80-82471).

Mr. Scharmann has been involved and an officer, director or consultant in several reverse merger transactions, including:

•

Bio Lase Technologies (NASADQ:BLTI), a developer and marketer of advanced medical and dental laser products, including specialized biomaterials for medical and dentistry specialties.

•

 Capital Title Group, Inc. (OTC: CTGI) was purchased by LandAmerica  (NYSE: LFG) for stock and cash in November 2006.

•

GeoVax Labs, Inc. (OTCBB: GOVX), GeoVax, Inc. a biotechnology company developing human vaccines for diseases caused by HIV-1 and other infectious agents.

•

 Bio-Path Holdings, Inc. (OTCBB: BPTH), a company commercializing certain technologies licensed from M.D. Anderson Cancer Center, one of the world’s top-rated cancer centers.

Since 2007, Mr. Scharmann has been a managing principal of Sycamore Ventures, LLC (“Sycamore”), Ogden, UT. Sycamore consults both public and privately held companies relating to management, mergers and acquisitions, debt and equity financing, capital market access, and market support. Mr. Scharmann is an officer of Nightingale, Inc., a publicly held acquisition company currently seeking reverse merger acquisitions. He is an officer of Roycemore Corporation, a firm specializing in the development and acquisition of self-storage facilities. He is also an officer of Nevada Land Holding Company, a privately held real estate acquisition company. Mr. Scharmann is a co-founder of www.wffl.com, a youth sports information web site. He graduated from Weber State University, Ogden, UT in 1997 with a Bachelors of Integrated Studies Degree in Business, Psychology and Health Education.

Related Party Transaction

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  March 28, 2014

SEARS OIL AND GAS CORPORATION

By: /S/ Mark A. Scharmann

Mark A. Scharmann

Chief Executive Officer/President